As filed with the Securities and Exchange Commission on December 4, 2001
                                               Registration No. 333-72044
=========================================================================

                          UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                POST-EFFECTIVE AMENDMENT NO. 1 TO
                            FORM S-8
                  REGISTRATION STATEMENT UNDER
                   THE SECURITIES ACT OF 1933


               Hydro Environmental Resources, Inc.
     (Exact name of registrant as specified in its charter)

       Nevada                                         73-1552304
(State of Incorporation)                       (I.R.S. Employer ID No.)

5725 S. Valley View Blvd., Suite 3, Las Vegas, Nevada         89118
(Address of Principal Executive Offices)                    (Zip Code)


               Consulting and Legal Services Plan
                    (Full title of the Plan)

                    Chapman & Flanagan, Ltd.
                 777 N. Rainbow Blvd., Suite 390
                      Las Vegas, NV   89107
             (Name and address of agent for service)

                         (702) 650-5660
  (Telephone number, including area code, of agent for service)

                 Calculation of Registration Fee


 Title of     Amount to     Proposed     Proposed     Amount of
Securities        be        Maximum     Aggregate    Registration
   to be      Registered    Offering     Offering        Fee
Registered       (1)       Price Per      Price
                           Share (2)

  Common      1,000,000      $0.16       $160,000      $40.00
  Stock        Shares

(1)  Represents additional shares of Hydro Environmental
Resources, Inc. common stock issuable under the registrant's
Consulting and Legal Services Plan (the "Plan").

(2) The Offering Price is used solely for purposes of estimating the registration fee pursuant to Rules 457(c) and 457(h) promulgated pursuant to the Securities Act of 1933. The Offering
Price is estimated as the average of the bid and asked prices on December 3, 2001.

  INCORPORATION OF PREVIOUS REGISTRATION STATEMENT BY REFERENCE

The contents of the registrant's Registration Statement on Form S-8, Registration No. 333-72044, previously filed with the Securities and Exchange Commission on October 22, 2001, is hereby incorporated by reference.

The registrant has previously registered an aggregate 2,000,000 shares of its Common Stock, $.001 par value, issuable under the Plan. This registration statement is being filed pursuant to General Instruction E to Form S-8 to register additional shares for an aggregate of 3,000,000 shares issuable under the Plan.

                             PART II
       Information Required in the Registration Statement

Item 8. Exhibits.

 Exhibit
 Number        Description
 -------       -----------

   5.1 Opinion of Counsel, Chapman & Flanagan, Ltd. (Filed herewith.)

   23.1 Consent of Cordovano and Harvey, P.C., Certified Public Accountants. (Filed herewith.)

   23.2        Consent of Counsel.  (Included in Exhibit 5.1.)



                           SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorize, in the City of Las Vegas, Nevada, on December 4, 2001.

(Registrant) Hydro Environmental Resources, Inc.

     By (Signature and Title) /s/ Jack H. Wynn
                              Jack H. Wynn, President and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                   Title               Date

/s/ Jack H. Wynn            President,          December 4,  2001
Jack H. Wynn                Secretary,
                            Treasurer and
                            Director

/s/ Drew Sakson             Director            December 4, 2001
Drew Sakson


/s/ David A. Youngblood     Director            December 4, 2001
David A. Youngblood



                            PART III

                        INDEX TO EXHIBITS



 Exhibit
 Number        Description
 -------       -----------

   5.1 Opinion of Counsel, Chapman & Flanagan, Ltd. (Filed herewith.)

   23.1 Consent of Cordovano and Harvey, P.C., Certified Public Accountants. (Filed herewith.)

   23.2        Consent of Counsel.  (Included in Exhibit 5.1.)